Exhibit 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
FIRST AMENDMENT
TO THE EXCLUSIVE AGREEMENT
DATED JUNE 30, 2008
This First Amendment is made on June 29, 2009 (the “Execution Date”)
BETWEEN THE UNDERSIGNED:
UNILIFE MEDICAL SOLUTIONS LIMITED ABN 14 008 071 403, a corporation existing and organized under the laws of Australia, having its registered office at Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia, represented by Mr Alan Shortall, Director, (hereafter referred to as “UNILIFE”)
hereinafter collectively referred to as “UNILIFE”,
ON THE ONE PART,
AND:
SANOFI WINTHROP INDUSTRIE, a company existing and organized under the laws of France, having its registered office at 82, avenue Raspail, 94255 Gentilly, France, represented by Mr Philippe Luscan, Chairman and Chief Executive Officer, and Mr Gérard Touratier, Chief Financial Officer, (hereafter referred to as “SWIND”), acting on its behalf and on behalf of its Affiliates, and in particular AVENTIS PHARMA S.A.
hereinafter referred to as “SWIND”,
ON THE OTHER PART,
WITNESSETH:
WHEREAS, UNILIFE and SWIND have signed an Exclusive Agreement effective as of June, 30th, 2008 (hereafter “the Agreement”),
WHEREAS, pursuant to article 7.2.3 of the Agreement and in the absence of execution of an Industrialisation Agreement, the Agreement was to expire on 30 June 2009 with no further obligations on the parties and the fee referred to in Article 6 of the Agreement having been paid by SWIND was not reimbursable by UNILIFE,
WHEREAS, UNILIFE and SWIND having recognized the benefit for both companies to adapt such Exclusive Agreement to reflect the changes having affected the overall context of their initial project, have agreed to make some necessary amendments and UNILIFE wishes to provide certain access rights (referred to below as licences) to SWIND as set out in this First Amendment for no consideration, other than the execution of the Industrialisation Agreement, to reflect the agreed terms of the new commercial arrangements between SWIND and UNILIFE,

Exhibit 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
WHEREAS, UNILIFE and SWIND, hereby wish to amend accordingly the Agreement under the terms of this first amendment to the Agreement (hereafter the “First Amendment”),
NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and intending to be legally bound thereby, the Parties agree as follows:
Article 1: Definitions
The definition of Patents is deleted and replaced with the following:
“Patents shall mean all international and national patent applications relating to the RTFS technology and, in particular, numbers WO2009/003234, WO2006/108243, WO2006/119570, WO2004/082747, WO2005/072801 and any Patent Rights arising out of or relating to such patents applications and relating to the RTFS”
Article 2: Exclusivity
Article 2 of the Agreement is deleted and replaced as follows:
“2.1	Subject to the terms of this Agreement, UNILIFE hereby grants to SWIND:

(i)	for the SWIND Therapeutic Areas (as defined in article 2.2), an exclusive, royalty free worldwide licence of the UNILIFE Intellectual Property (“Exclusive Licence”); and

(ii)
for all therapeutic areas other than the SWIND Therapeutic Areas (hereafter the “Other Therapeutic Areas”), a non-exclusive, royalty free worldwide licence of the UNILIFE Intellectual Property (“Non Exclusive Licence”),

in order and solely to develop, in collaboration with UNILIFE or have developed in collaboration with UNILIFE, market, have marketed, use, commercialize, sell or otherwise dispose of and have sold or have otherwise disposed of the Products for use in/sale to the RTFS Market.

Exhibit 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
2.2
The Parties agree to restrict the scope of the Exclusive Licence granted pursuant to 2.1 to certain to be agreed therapeutic classes (all vaccines being considered as a single therapeutic class) (hereafter “SWIND Therapeutic Areas”) which will be based upon the list of the therapeutic areas which SWIND undertakes to communicate to UNILIFE no later than 120 days from the Execution Date of the First Amendment. SWIND and UNILIFE commit to negotiate in good faith in order to establish the final list of the SWIND Therapeutic Areas no later than 180 days from the Execution Date of the First Amendment. For clarity purposes, the Parties agree nevertheless that the SWIND Therapeutic Areas should cover at least all the current therapeutic classes where SWIND already commercializes products and the potential corresponding therapeutic classes for the potential products existing in the sanofi-aventis group research and development activity, namely: [***],[***] and [***] and [***] (with [***] to be considered as a single therapeutic class). During the term of this Agreement, either party may approach the other to discuss, in good faith, the amendment of, adding to or deleting from the SWIND Therapeutic Areas and, if mutually agreed, the SWIND Therapeutic Areas may be amended, added to or deleted from in the form of an amendment to this Agreement.

2.3
Should the parties be unable to agree upon a final list of therapeutic classes within the timeline defined hereinabove, an exclusive licence of the UNILIFE Intellectual Property shall be granted to SWIND for all therapeutic areas in order and solely to develop, in collaboration with UNILIFE or have developed in collaboration with UNILIFE, market, have marketed, use, commercialize, sell or otherwise dispose of and have sold or have otherwise disposed of the Products for use in/sale to the RTFS Market, for a limited period of three years from the Execution Date of the First Amendment (“Default Licence”).

2.4
For the avoidance of doubt, notwithstanding the Exclusive Licence, Non Exclusive Licence or Default Licence granted to SWIND, UNILIFE shall not be precluded from using the UNILIFE Intellectual Property for the purpose of developing, manufacturing, licensing, selling or otherwise disposing of any products for use in/sale to any market other than the RTFS Market.

2.5
Until the expiry of the Exclusive Licence and subject to the prior written consent of SWIND, such consent not to be unreasonably withheld, UNILIFE shall have the right to exclusively licence the UNILIFE Intellectual Property to third parties for the Other Therapeutic Areas for the RTFS Market.

2.6
In the case of any licence granted to a third party in respect of any of the SWIND Therapeutic Areas or the Other Therapeutic Areas for the RTFS Market, whether on a non-exclusive basis or pursuant to Article 2.5 on an exclusive basis, then, in respect of any access, licence or other upfront fee paid for access to purchase the Products (“Access Fee”), UNILIFE will pay SWIND as follows:

(i)	until a total payment of ten (10) millions Euros has been received by SWIND, UNILIFE will pay to SWIND 70% of any Access Fee received by UNILIFE; or
(ii)
once a total payment of ten (10) millions Euros has been paid to SWIND, then for the remaining period, if any, of the Initial Duration (as that term is defined in Article 7.1) of the Exclusive Licence or the Default Licence UNILIFE will pay SWIND 30 % of any Access Fee received by UNILIFE.

Exhibit 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
2.7
During the term of the Exclusive Licence or Default Licence, as the case may be, and the Further Non Exclusive Licence (as that term is defined in Article 7.2), SWIND shall have the right to sub-licence to Affiliates and to third parties on terms which are consistent with this Agreement (“SWIND’s Sub-Licensees”) any of the rights granted hereunder to it without restriction (including the right to permit SWIND’s Sub-Licensees which are SWIND Affiliates to themselves sub-licence on the same terms as this Agreement) but provided that such sublicensed rights are granted for the Product in combination with a therapeutic drug and not solely for the Product and that SWIND ensures that SWIND’s Sub-Licensees comply with the terms of the sub-licences in respect of the UNILIFE Intellectual Property.

2.8
UNILIFE shall not assign all or any of the UNILIFE Intellectual Property to a third party (whether an Affiliate or otherwise) without prior to such assignment (a) making such third party aware of the rights granted to SWIND hereunder and (b) obtaining such third party’s written agreement to take the same subject to the rights granted hereunder.

2.9
Should SWIND or SWIND’s Sub-Licensees which are SWIND Affiliates wish to sub-licence any of the rights granted hereunder to a third party, SWIND will ensure that the terms of the sub-licence are consistent with the terms of this Agreement and will pay to UNILIFE a portion to be agreed upon of the fee corresponding to the sub-licence of such rights, received or arising from the result of such transaction. For the avoidance of doubt, the sublicence of any of the rights granted hereunder by SWIND to any of its Affiliates or a related party shall not give rise to any payment.

2.10
Subject to a successful completion of the different steps of the further intended collaboration between the Parties, as such collaboration is explained in Article 3 hereafter, UNILIFE retains the right to be the sole supplier of the final Products to SWIND and its Affiliates on such terms as are to be agreed; however, subject to the prior written agreement of UNILIFE and under conditions to be discussed and agreed upon in good faith between the Parties, SWIND may be able to appoint additional or alternative suppliers of the Products.”

Article 3: Industrialisation costs
The following paragraph is added to the end of Article 3:
“UNILIFE shall pay to SWIND up to a maximum amount of 17 million Euros in the form of a royalty payment of 5% of the annual audited turnover received from the sale by UNILIFE to third parties of the Products in the RTFS Market to be paid no later than thirty days after UNILIFE’s annual published accounts.”

Exhibit 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
Article 4: Payment
The following paragraph is added to the end of Article 6:
“For the avoidance of doubt, the parties agree that the upfront one time fee referred to in this Article 6 has been paid by SWIND and that no fee is payable in respect of the licences granted under this Agreement.”
Article 5: Duration
Article 7.1 of the Agreement is deleted and replaced as follows and the remaining Articles 7.2 to 7.4 are renumbered 7.7 to 7.9:
“7.1	Unless terminated earlier in accordance with the provisions of this Article 7:
(i)	this Agreement shall continue in force until the expiration of the Patents; and
(ii)	subject to Article 2.3 and 7.6, the Exclusive Licence shall continue in force for an initial duration of six years (“Initial Duration”) commencing on the date of execution of the Agreement.
7.2
Subject to Article 7.4, after the expiry of the Exclusive Licence or the Default Licence, whichever is applicable, UNILIFE hereby grants to SWIND for the SWIND Therapeutic Areas and the Other Therapeutic Areas a non-exclusive, royalty free worldwide licence of the UNILIFE Intellectual Property in order and solely to develop, in collaboration with UNILIFE or have developed in collaboration with UNILIFE, market, have marketed, use, commercialize, sell or otherwise dispose of and have sold or have otherwise disposed of the Products for use in/sale to the RTFS Market (“Further Non Exclusive Licence”). Unless terminated earlier in accordance with the provisions of this Article 7, the Further Non Exclusive Licence will continue in force for a period of ten (10) years after the expiry of the Exclusive Licence or the Default Licence, whichever is applicable.

7.3
Subject to Articles 7.4 and 7.5, during the term of the Further Non Exclusive Licence UNILIFE shall have the right to exclusively licence to third parties the UNILIFE Intellectual Property for any of the SWIND Therapeutic Areas and the Other Therapeutic Areas for the RTFS Market.

7.4
Where UNILIFE wishes to exclusively licence a third party in accordance with article 7.3, it must first inform SWIND in writing of such proposal and SWIND may, at its option, within 30 days of the UNILIFE notification either:

(i)	inform UNILIFE that it may proceed with the exclusive licence to the third party;
(ii)
request UNILIFE to ask the third party to take a licence subject only to SWIND’s and its Affiliates’ rights under the Further Non Exclusive Licence and, if acceptable to the third party, then SWIND shall compensate UNILIFE for any resulting reduction of any Access Fee. If this is not acceptable to the third party then UNILIFE must notify SWIND and SWIND, within 14 days of the UNILIFE notification, must notify UNILIFE of its decision whether SWIND wishes to match the third party’s offer or come to a mutually acceptable agreement with UNILIFE with respect to that SWIND Therapeutic Area or Other Therapeutic Area and if SWIND does not wish to or does not notify UNILIFE within the 14 days, UNILIFE may then proceed with the exclusive licence to the third party; or

Exhibit 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
(iii)
match the third party’s offer or come to a mutually acceptable agreement with UNILIFE with respect to that SWIND Therapeutic Area or Other Therapeutic Area; if the parties cannot execute the agreement pursuant to this Article 7.4 (iii) within 30 days then, UNILIFE may proceed with exclusive licence to the third party.

7.5	In respect of the SWIND Therapeutic Areas, and notwithstanding Articles 7.3 and 7.4, UNILIFE may not during the term of the Further Non Exclusive Licence, [***].
7.6
Unless terminated earlier in accordance with the provisions of this Article 7, provided that SWIND has ordered some quantities of final Product to be used for a specific SWIND product in a particular SWIND Therapeutic Area or a specific vaccine or, in the case of the Default Licence, for a SWIND product in a specific therapeutic class or a specific vaccine (each a “Specific STA”) within the Initial Duration of the Exclusive Licence or, in the case of the Default Licence, the term of the Default Licence, the period of the Exclusive Licence for that Specific STA shall be extended for an additional period of ten years (the “Additional Period”) commencing at the end of the Initial Duration of the Exclusive Licence or the term of the Default Licence, whichever is applicable. However, if, SWIND does not sell a minimum of twenty (20) million final Products for that Specific STA in any year of the first five years of such Additional Period, the term of the Additional Period for that Specific STA will then be reduced to five years.

7.7
On the expiry of the full Additional Period (i.e 10 years) for a Specific STA, UNILIFE will not, for the remaining term of this Agreement, enter into any exclusive licence with a third party which prevents SWIND from acquiring final Products for such Specific STA for the RTFS Market.

Article 6: Miscellaneous
Article 8.6 of the Agreement is amended by deleting the UNILIFE address and contact details for notices and replacing them with the following:
Alan Shortall
Unilife Medical Solutions Limited
633, Lowther Road
Lewisberry PA 17339
USA
Telephone: +1 717 938 9323
Facsimile: +1 717 938 9364

Exhibit 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
All other terms and conditions of the Agreement as amended by this Amendment shall remain in full force and effect.
IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written

UNILIFE MEDICAL SOLUTIONS LIMITED	SANOFI WINTHROP INDUSTRIE

/s/ Alan Shortall	/s/ Philippe Luscan
Date:	Date: June 29, 2009
Name: Alan Shortall	Name: Philippe Luscan
Title: Director and CEO	Title: President and CEO

/s/ Gérard Touratier

Date: June 29, 2009
Name: Gérard Touratier
Title: CFO